POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Roderick L. Danielson, Jaleea P. George, Randy K. Johnson, Alexander N. Pearson as the undersigned's true and lawful attorneys-in-fact to:

(1)           execute for and on behalf of the undersigned, in the undersigned's individual capacity, Form ID and Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities of the Securities Exchange Act of 1934 and the rules thereunder, and reports on Schedule 13D or Schedule 13G, and amendments thereto, in accordance with Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934;

(2)           do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to obtain EDGAR filing codes as appropriate, and to complete and execute any such Form 3, 4, or 5, or Schedule 13D or Schedule 13G, and timely file such forms and reports with the U. S. Securities and Exchange Commission and any stock exchange or similar authority; and

(3)           take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until terminated in writing by either the undersigned or by any of the attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2nd day of April, 2012.

Signature:     /s/ J. Mace Meeks

Printed Name:     J. Mace Meeks